As  filed with the Securities and Exchange Commission on July  8,
1996.

                                        Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C. 20549

                            FORM S-8

                     REGISTRATION STATEMENT

                             Under
                   THE SECURITIES ACT OF 1933
               _________________________________
                      HIBERNIA CORPORATION
     (Exact name of registrant as specified in its charter)

LOUISIANA                                     72-0724532
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)
                  _____________________________

                CALCULATION OF REGISTRATION FEE
_________________________________________________________________
TITLE OF        AMOUNT TO BE    PROPOSED    PROPOSED    AMOUNT
SECURITIES      REGISTERED      MAXIMUM     MAXIMUM       OF
TO BE                           OFFERING    AGGREGATE  REGISTRATION
REGISTERED                      PRICE PER   OFFERING    FEE (2)
                                SHARE (1)   PRICE (1)
_________________________________________________________________

Class A
Common
Stock, no       1,000,000      $ 10.75      $ 10,750,000  $ 3,707
par value       shares
_________________________________________________________________

1.   Calculated pursuant to Rule 457 (c) as permitted by Rules
     457(h) of the Securities Act of 1933 (the "Securities Act"), based upon the mean of the high and low sales prices of a shares of the Company's Common Stock on July 3, 1996.




                           Prospectus


                      HIBERNIA CORPORATION


                        1,000,000 Shares

           Class A Common Voting Stock (no par value)



           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



      This Prospectus relates to 1,000,000 shares of Class A Common Voting Stock, no par value (the "Common Stock") of Hibernia Corporation (the "Company") issued or to be issued and sold upon the exercise of stock options (as defined in the plan referenced below) granted under the Hibernia Corporation 1993 Directors' Stock Option Plan (the "Plan").

      This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

      No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.



      It is suggested that this Prospectus be retained for future reference.

     The date of this Prospectus is July 8, 1996.





                       TABLE OF CONTENTS


                                                            Page

AVAILABLE INFORMATION                                         1

THE PLAN                                                      1

     General                                                  2

     Administration of the Plan                               2

     Eligibility for Participation                            3

     Terms of Options                                         3

     Acquisition of Stock for Awards                          4

     Summary of Certain Federal Income Tax Consequences       4

          Nonqualified Stock Options                          4

          General                                             4

     Additional Provisions of the Plan                        5

     Administration of the Plan                               5

     Special Considerations for
       Current Directors                                      6

     Use of Common Stock to Satisfy Tax Liabilities           7

PERIODIC REPORTS TO SHAREHOLDERS                              7

CERTAIN OTHER INFORMATION                                     7




                     AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the shares of Hibernia Common Stock are listed.

      The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of the Annual Report to Shareholders of the Company and any and all of the documents incorporated herein by reference (other than exhibits to such documents). See "Certain Other Information." Such requests should be directed to Susan Klein, Assistant Secretary, Corporate Secretary's Office, at the Company's office at 225 Baronne Street, 11th Floor, New Orleans, Louisiana 70112, telephone (504) 533-3411.

      Neither delivery of this Prospectus nor any sale made pursuant hereto shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the information set forth herein since the date hereof.

                            THE PLAN

      The following is a summary of the pertinent provisions of the Plan and does not purport to be complete. This summary is qualified in all respects by the full text of the Plan which is set forth in Exhibit A to this Prospectus.
General

      The Plan was adopted by the Board of Directors on January 26, 1993 and was approved by shareholders at the 1993 Annual Meeting of Shareholders on April 27, 1993. Under the Plan stock options for up to an aggregate of 1,000,000 shares of Common Stock of the Company may be granted.

     The Plan is intended to supplement the existing stock option plan of the Company to a significant degree by providing annual stock option grants to incumbent nonemployee directors of the Company. The Company currently intends to continue to use the 1987 Stock Option Plan for stock option grants to directors upon their initial election to the Board of Directors of the Company. In addition, the Plan is intended to assist in attracting and retaining nonemployee directors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Company.

      The Board Governance Committee of the Board of Directors of the Company has established certain guidelines for administration of the Plan which have the effect of imposing limitations on the Plan. The guidelines include a minimum price at which stock options will be exercisable; setting forth the specific circumstances, if any, under which the Committee may delegate any portion of its authority under the Plan; whether fractional shares may be settled in cash or will be forfeited; declaration of the Committee's intent that the Plan qualify for an exemption from Section 16(b) of the Exchange Act, whether by meeting the requirements of Rule 16b-3 (as such rule may be amended from time to time) of the rules and regulations promulgated by the Commission under the Exchange Act or otherwise, and that any provision or operation of the Plan that would have the effect of disqualifying it for an exemption under Section 16(b) would be void; and restrictions on the number of shares issuable on the grant of awards in order to preserve certain favorable tax attributes of the Company. Although the Board Governance Committee of the Company has the power to modify these guidelines in the future, it does not presently intend to do so.

Administration of the Plan

      The Plan is to be administered by a Committee of the Board of Directors of the Company, initially the Executive Compensation Committee or such other committee as shall be constituted for that purpose. Effective January 24, 1995 the Board Governance Committee of the Board of Directors of the Company (the "Committee") was formed, and the Board delegated to the Committee the responsibility for the administration of this Plan. The Plan limits the administration to a committee appointed by the Board of Directors in such a manner as to qualify the Plan under certain provisions of Federal securities laws. The Plan by its terms will and is currently intended to remain in effect until January 26, 2003 unless sooner terminated by the Board of Directors of the Company.

Eligibility for Participation

     Grants of options under the Plan will be made to nonemployee directors of the Company (the "Participants").

Terms of Options

     The Plan permits nonqualified stock options to be awarded to Participants. The terms of each such option are required to be evidenced by an agreement which sets forth the terms and conditions of such option. Although there is no restriction in the Plan as to the minimum price per share at which a stock option may be granted, the Committee has adopted guidelines under the Plan prohibiting the grant of any option having an exercise price less than the fair market value of the Common Stock on the date of the grant. For purposes of the Plan, fair market value is defined as the average of the high and low sales prices per share at which the Company's Common Stock is traded on the New York Stock Exchange, Inc. on the date of any such grant.

      Options granted under the Plan are exercisable as to 50% of the shares covered thereby two years after the date of grant, an additional 25% of the shares three years after the date of grant and the remaining 25% four years after the date of grant. Options will become exercisable in full in the event of the employee's death or disability but must be exercised within one year after such event or be forfeited, although options granted under the Plan are not exercisable during the first six months after the date of grant except in the case of death. As of 1996, the Committee determined to apply this rule to options held by directors who had retired in good standing and been elected a Director Emeritus, which policy will be presented to the shareholders for approval at the 1997 Annual Meeting.

      The Plan provides that an option may be exercised by the payment of cash or in any other manner determined by the Committee, including, but not limited to, the use of previously owned shares of Common Stock that have been owned for at least six months, the withholding and/or surrender of shares subject to the stock option, the delivery of an irrevocable direction to a brokerage firm to sell shares and deliver all or a portion of the proceeds to the Company, the delivery of an irrevocable direction to a brokerage firm or a lender to deliver all or a portion of the proceeds of a loan to the Company, or the surrender of all or part of any stock option in exchange for payment in an amount equal to the difference between the fair market value of the shares subject to such option or portion thereof and the aggregate exercise price thereof.

Acquisition of Stock For Awards

      The Plan authorizes the issuance of up to 1,000,000 shares of Common Stock in connection with the grant of options under the Plan, which number of shares has been authorized by the Board of Directors (and approved by the shareholders) for issuance under the Plan.

      The Company anticipates using a combination of newly issued shares and shares purchased in the open market for grants under the Plan. When issued, newly issued shares will have the effect of diluting the percentage ownership of existing shareholders of the Company.

Summary of Certain Federal Income Tax Consequences

     Nonqualified Stock Options

      An optionee does not recognize income on the grant of a nonqualified stock option, but generally will recognize ordinary income upon its exercise. The amount of income recognized upon exercise generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares, regardless whether the exercise price is paid in cash or in shares of stock. If ordinary income is recognized by an optionee in connection with the exercise of a nonqualified stock option, the Company will be entitled to a deduction in the amount of ordinary income so recognized, provided the Company complies with applicable tax withholding requirements.

     General

      The rules governing the tax treatment of options and a recipient's receipt of shares in connection with such grants are quite technical, and the above description is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the Federal income tax laws, although treatment of these awards under Louisiana law is generally the same as under Federal law. Holders of options granted under the Plan are encouraged to contact their tax advisors regarding the tax implications to them of exercising an option granted under the Plan.

Additional Provisions of the Plan

      In the event the Optionee's service as a director is terminated for cause or by the recipient voluntarily and within eighteen months thereafter the recipient becomes affiliated, or otherwise engages in competition with, the Company or a Subsidiary, the Company may require that any economic value obtained by such recipient with respect to any grant under the Plan at any time within six months prior to the date of termination as a director, shall be repaid to the Company.

      The Plan contains a provision that in the event of a change of control of the Company, unless the Board of Directors determines otherwise, all options outstanding under the Plan shall be fully exercisable. The term "change of control" for this purpose means the acquisition of the power to direct management of the Company or the acquisition of power to vote 50% or more of the stock of the Company or any other condition which the Board of Directors deems to be a change of control.

      Stock options granted under the Plan will not be assignable or transferable by any recipient except by will or the laws of descent and distribution and, during the lifetime of a recipient, may only be exercisable by, or paid to, the recipient or his or her legal representative.

Administration of the Plan

      The Plan is administered by the Committee of the Board of Directors. The Committee currently consists of nonemployee directors. Committee members, along with other nonemployee directors, are eligible to participate in the Plan. The Board of Directors may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and fill vacancies, however caused. The present members of the Committee are Robert
E. Zetzmann, Chairman, Richard W. Freeman, Jr., Robert T. Holleman, Hugh J. Kelly, Elton R. King and Virginia E. Weinmann. Information as to the identities of the members of the Committee, as of specified future dates, will appear in the Company's proxy statements and annual reports to shareholders.

      Patricia C. Meringer, Senior Vice President, Secretary and Corporate Counsel, Hibernia Corporation, maintains all records relating to the Plan and is the person to whom inquiries should be directed. Ms. Meringer's address is: Corporate Secretary's Office, Hibernia Corporation, P. 0. Box 61540, New Orleans, Louisiana 70161, and her telephone number is: (504) 533-2486.

      The Committee has authority to interpret the Plan and the agreements issued thereunder, and to make all determinations deemed necessary or advisable for administration of the Plan. Any determinations made or actions taken by the Committee in accordance with its authority under the Plan are final.

     Members of the Committee do not receive any compensation for their administration of the Plan apart from the fees which they receive for their services as directors of the Company, which are described in the Company's proxy statements distributed in connection with annual meetings of shareholders of the Company.

Special Considerations for Current Directors

       Recipients of stock options under the Plan who are considered "affiliates" of the Company may only reoffer or resell Common Stock acquired under the Plan pursuant to a separate prospectus filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an appropriate exemption from registration under the Securities Act, such as Rule 144 and Rule 144A. An "affiliate" is generally defined as a person that controls, or is controlled by, or is under common control with, the Company. Such term generally includes directors.

      Within ten days after the close of the month in which a director of the Company is granted a stock option, or otherwise has a change in beneficial ownership of Common Stock, he or she must file with the Commission a statement on Form 4 describing the transaction(s) giving rise to such change and showing his or her beneficial ownership as of the close of that month. Exercises of stock options by directors must also be reported under Section 16, either on the next Form 4 otherwise required to be filed or on a Form 5 filed at the end of a fiscal year.

      A director who sells Common Stock within a period of less than six months before or after a purchase of shares of Common Stock generally will be liable to the Company for any profits realized on such sale and purchase or purchase and sale in accordance with Section 16(b) of the Exchange Act. A grant of stock options generally will be considered a purchase of Common
Stock for this purpose (although the exercise of a stock option generally is not considered a purchase). Directors are encouraged to consult with the Corporate Law Department of the Company before making sales of Common Stock.

Use of Common Stock to Satisfy Tax Liabilities

      The exercise of a nonqualified stock option granted under the Plan results in the recognition by the recipient of taxable income as described in "Federal Income Tax Consequences" above. However, because grants under the Plan may only be made to directors who are not employees of the Company, the Company does not withhold any income recognized upon exercise of a nonqualified stock option. Tax liability in connection with the exercise of a nonqualified stock option is the responsibility of the recipient of the option. Such tax liabilities may also include state and local income taxes.

                PERIODIC REPORTS TO SHAREHOLDERS

      The Company furnishes shareholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements. Copies of these documents, and any other communications sent to the Company's shareholders generally, also are furnished to all directors who have received stock-option grants under the Plan.

                   CERTAIN OTHER INFORMATION

      The Company has filed with the Commission a Registration Statement on Form S-8 (Registration No. 33-_____) under the
Securities Act with respect to the Common Stock to which the stock granted or to be granted under the Plan relate. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Plan, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated therein by reference. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth on page 2 of this Prospectus.





PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.

      The following documents filed by the Company with the Commission are hereby incorporated herein by reference:

      (a)  Annual Report on Form 1O-K for the fiscal  year  ended
December 31, 1995.

      (b)  Quarterly  Report on Form 10-Q for the  quarter  ended
March 31, 1996.

     (c) Proxy Statement in connection with the Annual Meeting of Shareholders held on April 23, 1996, except for the portions of the Proxy Statement that appear under the headings "Report of the Compensation Committee" and "Performance Graph."

      (d) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated November 2,
1994.

      (e) Current reports on Form 8-K dated April 17 and May  17,
1996.

      All documents filed by the Company after the date of this Prospectus pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus

Item 4.   Description of Securities.

      The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated November 2, 1994, and any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.


Item 5.   Interests of Named Experts and Counsel.

       The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-
K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      A legal opinion to the effect that the issuance of the shares of Common Stock offered pursuant to the Plan has been duly authorized by the Company and that the shares, when issued upon the exercise of options or the vesting of Awards in accordance with their terms, will be fully paid and nonassessable, has been rendered by Patricia C. Meringer, Corporate Counsel and Secretary of the Company. As of June 1, 1996, Ms. Meringer held 1,975 shares of Common Stock directly and options to purchase an aggregate of 31,716 shares of Common Stock, of which options to purchase 9,858 are currently exercisable.

Item 6.   Indemnification of Directors and Officers

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

      Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

      Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing
issuance  of  shares in violation of the LBCL.   Paragraph  E  of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

      Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

      Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

      Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

      The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

       The   Articles   of  Association  of  the   Bank   include
indemnification and limitation of liability provisions identical to those adopted by the Company and described above.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

     Not Applicable

Item 8.   Exhibits.

5(a)      Opinion of Patricia C. Meringer

23(a)     Consent  of  Patricia  C.  Meringer  (included   within
          Exhibit 5(a)

23(b)     Consent of Ernst & Young LLP

24        Powers of Attorney

Item 9.   Undertakings.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (a)   To  include any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(1)(a) and (1)(b) shall not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1932, (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan annual report pursuant to section 15(d) of the Securities Exchange Act for the Long-Term Incentive Plan that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                           SIGNATURES

                         THE REGISTRANT

      Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 8, 1996.



                                   HIBERNIA CORPORATION




                                   By: /s/ RONALD E. SAMFORD, JR.
                                       Ronald E. Samford, Jr.
                                       Executive Vice President
                                       and Chief Accounting
                                       Officer

      Pursuant to the requirements of the Securities Act of 1933, the Amendment has been signed by the following persons in the capacities indicated on July 8, 1996.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      President and Director
Stephen A. Hansel

       *
_____________________________      Chief Financial Officer
Marsha M. Gassan

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.
       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
Richard W. Freeman, Jr.

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
William C. O'Malley

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Janee M. Tucker

       *
_____________________________      Director
Robert E. Zetzmann

*By: /s/ PATRICIA C. MERINGER
     Patricia C. Meringer
     Attorney-in-Fact


                            THE PLAN

      Pursuant to the requirements of the Securities Act of 1933, the members of the Board Governance Committee of the Board of Directors of the Company have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on July 8, 1996.

               HIBERNIA CORPORATION 1993 DIRECTOR STOCK OPTION



                    BY:  /s/ PATRICIA C. MERINGER
                         Patricia C. Meringer
                         Attorney-in-Fact*


*Attorney-in-Fact  for Robert E. Zetzmann,  Richard  W.  Freeman,
Jr.,  Robert  T.  Holleman,  Hugh J. Kelly,  Elton  R.  King  and
Virginia E. Weinmann.




                         EXHIBIT INDEX

Exhibit                                      Sequential Page
                                                  Number


 5(a)  Opinion of Patricia C. Meringer

23(a)  Consent of Patricia C. Meringer
       included within Exhibit 5(a)

23(b)  Consent of Ernst & Young LLP

24     Powers of Attorney

                           EXHIBIT 5


                         June 20, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Corporate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares") to be issued by the Company to its nonemployee directors pursuant to the terms of the Company's 1993 Director Stock Option Plan (the "Plan"). The Shares will be reserved for issuance pursuant to the terms of the Plan and will be issued to directors pursuant to the terms of the grants and awards made to them under the Plan.

      In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

      In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

      Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

      1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and nonassessable.

      I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

      This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                              Very truly yours,


                              /s/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Corporate Counsel and Secretary



                         EXHIBIT 23(b)

                  CONSENT OF ERNST & YOUNG LLP

                Consent of Independent Auditors

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the 1993 Director Stock Option Plan of Hibernia Corporation and to the incorporation by reference therein of our report dated January 10, 1996, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                     s/ERNST & YOUNG LLP
                                     Ernst & Young LLP


New Orleans, Louisiana
July 8, 1996




                           Exhibit 24

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.

                              S/ROBERT H. BOH
                              Robert H. Boh
                              Chairman and Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/J. HERBERT BOYDSTUN
                              J. Herbert Boydstun
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/J. TERRELL BROWN
                              J. Terrell Brown
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/E.R. "BO" CAMPBELL
                              E. R. "Bo" Campbell
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/RICHARD W. FREEMAN, JR.
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.


                              S/STEPHEN A. HANSEL
                              Stephen A. Hansel
                              President, Chief Executive Officer
                              and Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/DICK H. HEARIN
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/ROBERT T. HOLLEMAN
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/HUGH J. KELLY
                              Hugh J. Kelly
                              Vice Chairman and Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/ELTON R. KING
                              Elton R. King
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/SIDNEY W. LASSEN
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/DONALD J. NALTY
                              Donald J. Nalty
                              Vice Chairman and Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of May, 1995.



                              S/WILLIAM C. O'MALLEY
                              William C. O'Malley
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/ROBERT T. RATCLIFF
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/H. DUKE SHACKELFORD
                              H. Duke Shackelford
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/JAMES H. STONE
                              James H. Stone
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of May, 1995.



                              S/JANEE M. TUCKER
                              Janee M. Tucker
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/VIRGINIA EASON WEINMANN
                              Virginia Eason Weinmann
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/ROBERT E. ZETZMANN
                              Robert E. Zetzmann
                              Director
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen
A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.



                              S/RON E. SAMFORD, JR.
                              Ron E. Samford, Jr.
                              Controller
                              HIBERNIA CORPORATION

                       POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Stephen A. Hansel, Robert W. Close, Ron E. Samford, Jr. and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-8 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in connection with awards granted under the Corporation's Long-Term Incentive Plan previously approved by the Board of Directors and the shareholders of the Corporation, authorized by resolutions adopted by the Board of Directors on July 28, 1992, February 17, 1993, January 25, 1994 and January 24, 1995 and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 23rd day of January, 1996.


                              S/MARSHA M. GASSAN
                              Marsha M. Gassan
                                Treasurer  and  Chief   Financial
Officer
                              HIBERNIA CORPORATION